UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2021

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue, Second Floor, Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Shares representing beneficial interests in Compass Diversified Holdings	CODI	New York Stock Exchange
Series A Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR A	New York Stock Exchange
Series B Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR B	New York Stock Exchange
Series C Preferred Shares representing beneficial interests in Compass Diversified Holdings	CODI PR C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1     Registrant's Business and Operations
Item 1.01    Entry into a Material Definitive Agreement
    Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent divestiture of one such business.
Liberty Safe
On July 16, 2021, as previously disclosed in the Current Report on Form 8-K filed by CODI on July 19, 2021, the Company, as majority stockholder of Liberty Safe Holding Corporation (“Liberty”) and as Sellers Representative, entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with Independence Buyer, Inc. (“Buyer”), Liberty and the other holders of stock and options of Liberty to sell to Buyer all of the issued and outstanding securities of Liberty, the parent company of the operating entity, Liberty Safe and Security Products, Inc.
August 3, 2021, Buyer and the Company, as Sellers Representative, entered into the Amendment to Stock Purchase Agreement (the “Amendment”) which amended the Purchase Agreement to, among other things, provide that, immediately prior to the closing, certain investors in Liberty will, instead of selling all of the shares of Liberty owned by them to Buyer, contribute a portion of such shares (the “Rollover Shares”) to an indirect parent company of Buyer in exchange for equity securities of such entity.
The foregoing brief description of the Purchase Agreement and Amendment is not meant to be exhaustive and is qualified in its entirety by the full text of the Purchase Agreement, which is incorporated herein by reference to Exhibit 2.1 to CODI’s Current Report on Form 8-K filed on July 19, 2021, and the Amendment, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.
Section 8     Other Events
Item 8.01    Other Events
    On August 3, 2021, Buyer completed the acquisition of all the issued and outstanding securities of Liberty (other than the Rollover Shares) pursuant to the Purchase Agreement and Amendment (the “Transaction”). The sale price of Liberty was based on an aggregate total enterprise value of $147.5 million, subject to customary adjustments. After these adjustments, as well as for an allocation to Liberty’s non-controlling shareholders and the payment of transaction expenses, CODI received approximately $127 million of total proceeds from the sale at closing. This amount was in respect of its debt and equity interests in Liberty (which was acquired by CODI on March 31, 2010) and the payment of accrued interest. As previously announced, CODI expects to record a gain of approximately $75 million to $85 million from the sale . The proceeds will be used for general corporate purposes and to fund the previously announced special distribution of $0.88 per common share in connection with CODI’s anticipated tax reclassification.
On August 3, 2021, CODI issued a press release announcing the closing of the Liberty sale. The foregoing description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is hereby incorporated by reference herein.
Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit Number	Description

2.1	Amendment to Stock Purchase Agreement, dated August 3, 2021, by and among Independence Buyer, Inc. and Compass Group Diversified Holdings LLC, as the Sellers Representative.*

99.1	Press Release dated August 3, 2021 announcing the closing of the sale of Liberty.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The registrant will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2021	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2021	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer